                                                                   EXHIBIT 10.20


                                  GROUND LEASE

                  THIS GROUND LEASE ("Lease"), dated as of November 22, 2000 (the "Effective Date"), is made by and between Lois Bullock Tucker, an unmarried person ("Landlord"), and Pinnacle National Bank, a National Banking Association with principal offices in Nashville, Tennessee, ("Tenant"), with respect to the following facts:

                                    RECITALS

         WHEREAS, Tenant is desirous of leasing certain property located at 2307 Crestmoor Road, Nashville, Tennessee and more particularly described on Exhibit A attached hereto (the "Land") for the purpose of constructing a branch office;

         WHEREAS, Landlord is the fee owner of the Land;

         NOW, THEREFORE, in consideration of the above recitals, and the representations, warranties, covenants and conditions contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

                                   DEFINITIONS

         As used in this Lease, the following capitalized terms shall have the meanings set forth below:

         "Anniversary Date" means the date exactly one (1) year after the date on which an event occurred in a previous calendar year.

         "Commencement Date" is the date immediately following the later of: (i) 30 days following the expiration date of the Due Diligence Period (as defined herein) provided Tenant has determined on or prior to such expiration to go forward with this Lease; and (ii) Landlord's approval of the plans and specifications. The Commencement Date is the date on which the Term of this Lease shall commence.

         "Effective Date" means the date first written above, which is the effective date upon which each party has caused to be this Lease to be executed.

         "Extension Option" is defined in Section 2.2 of this Lease.

         "Extension Period" is defined in Section 2.2 of this Lease.

         "Hazardous Substances" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); Hazardous Chemicals as defined in the OSHA Hazard Communication Standard; Hazardous Substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601, et. seq.; Hazardous Substances as defined in the Toxic Substances Control Act, 15 U.S.C Section 2601-2671; all substances now or hereafter designated as "hazardous wastes in the Tennessee Hazardous Substances Act or the Tennessee Hazardous Waste Management Act, and all substances now or hereafter designated as "hazardous substances", "hazardous materials" or "toxic substances" under any other federal, state or local laws or in any regulations adopted and publications promulgated pursuant to said laws, and amendments to all such laws and regulations thereto, or such substances, materials, and wastes which are or become regulated under any applicable local, state or federal law.

         "Imposition" means all taxes (including possessory interest, real property, ad valorem, and personal property taxes), assessments, charges, license fees, municipal liens, levies, excise taxes, impact fees, or imposts, whether general or special, ordinary or extraordinary imposed by any governmental or quasi-governmental authority pursuant to law
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against or upon the Land, the Premises, the Improvements located on the Premises or which result from Tenant's leasehold ownership of the Premises or ownership of the Improvements located thereon.

         "Improvements" means any structures hereafter constructed on the Land.

         "Indemnified Parties" means either the Landlord Indemnified Parties or the Tenant Indemnified Parties, as applicable; an "Indemnified Party" means any individual within either such group, as applicable.

         "Insurance Proceeds" means any amount received by Tenant from an insurance carrier, after deducting therefrom the reasonable fees and expenses of collection, including but not limited to reasonable attorneys' fees and experts' fees.

         "Land" is defined as the land more particularly described on Exhibit A attached hereto.

         "Landlord's Estate" means all of Landlord's right, title and interest in its fee estate in the Premises, its reversionary interest in the Improvements pursuant hereto, and all other Rent and benefits due Landlord hereunder.

         "Lease Expiration Date" means the earlier to occur of the following dates: (a) that date which is twenty years and eight months following the Commencement Date (subject to extension as provided in Section 2.2 below), or
(b) that date upon which this Lease is sooner terminated pursuant to the provisions of this Lease or the mutual agreement of the parties hereto.

         "Lease Year" shall mean the First Full Year of the Term hereof (as defined in Section 3.1 (a) of this Lease) and each succeeding twelve (12) calendar month period during the Term. Notwithstanding the foregoing, if the period between the expiration of the immediately preceding Lease Year and the date of expiration or earlier termination of this Lease shall be less than twelve (12) full calendar months, such period shall nevertheless constitute a Lease Year for the purposes hereof.

         "Legal Requirements" means all present and future laws, statutes, requirements, ordinances, orders, judgments, regulations, administrative or judicial determinations, even if unforeseen or extraordinary, of every governmental or quasi-governmental authority, court or agency claiming jurisdiction over the Premises now or hereafter enacted or in effect (including, but not limited to, Environmental Laws and those relating to accessibility to, usability by, and discrimination against, disabled individuals), and all covenants, restrictions, and conditions now or hereafter of record which may be applicable to Tenant or to all or any portion of the Premises, or to the use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Premises, even if compliance therewith necessitates structural changes to the Improvements or the making of Improvements, or results in interference with the use or enjoyment of all or any portion of the Premises.

         "Maximum Rate" means the lesser of (i) 12% or (ii) the Maximum Interest Rate allowed under applicable law.

         "Official Records" means the Official Records of Davidson County, Tennessee.

         "Permitted Exceptions" means those matters described in Exhibit B attached hereto affecting Landlord's title to the Land all of which have been approved by Tenant.

         "Permitted Mortgage" means collectively any deed(s) of trust and other collateral security instruments (including, without limitation, financing statements, security agreements and other documentation required pursuant to the Tennessee Uniform Commercial Code, and any absolute or conditional assignments of rents and subleases) serving as security for one or more construction loans and/or permanent loans (otherwise permitted to be incurred hereunder) which encumber Tenant's Estate together with any modification, substitution, amendment, extension, increase, refinancing, replacement or recasting (otherwise permitted to be incurred hereunder) thereof; provided, however, in no event shall any such Permitted Mortgage encumber Landlord's Estate.

         "Premises" shall mean the Land and the Improvements now or hereafter located thereon.
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         "Right of First Refusal" is defined in Article 14.

         "Rent" means all sums due and payable to Landlord by Tenant hereunder.

         "Sublease" means any present or future ground sublease, space sublease, use, or occupancy agreement, entered into in accordance with Article 13 below, and any modification, extension or termination of any of the foregoing entered into in accordance with Article 13 below.

         "Subtenant" means any person or entity entitled to the use of all or any portion of the Premises under any Sublease.

         "Tenant's Estate" means all of Tenant's right, title and interest in its leasehold estate in the Premises, its fee estate in the Improvements, and its interest under this Lease.

         "Tenant Mortgagee" means any one or more holders of the beneficial interest and secured position under any Permitted Mortgage.

                                    ARTICLE 1
                               DEMISE OF PREMISES

         1.1 Demise. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the Land, together with all rights, privileges, easements, and appurtenances belonging to or in any way appertaining thereto, including but not limited to, any and all surface easements, rights, titles, and privileges of Landlord now or hereafter existing in and to adjacent streets, sidewalks and alleys for the Term, at the rental, and upon all of the covenants and conditions set forth herein.

         1.2 Memorandum of Lease. This Lease shall not be recorded; however, to establish the status of Tenant's title and to establish the priority of this Lease as a condition of title, Landlord and Tenant agree to execute and acknowledge a short form Memorandum of this Lease reasonably acceptable to Landlord, which shall be recorded in the Official Records as of the Effective Date. In the event of a discrepancy between the provisions of either such Memorandum and this Lease, the provisions of this Lease shall prevail. Recordation of the Memorandum shall be at the expense of Tenant.

                                    ARTICLE 2
                                      TERM

         2.1 Term. The term of this Lease shall commence on the Commencement Date and shall expire on the date which is twenty (20) years and eight (8) months after the Commencement Date, unless sooner terminated or extended as provided herein.

         2.2 Option to Extend. Landlord hereby grants to Tenant two (2) successive options ("Extension Options") to extend the Term of this Lease, each for a ten (10) year period (the "First Extension Period" and "Second Extension Period", respectively), upon the same terms and conditions as those set forth in this Lease for the initial Term of this Lease (the "Initial Term"). Tenant shall exercise each respective option by giving written notice ("Extension Notice") to Landlord of its intention to exercise the applicable option by no later than the date ("Extension Option Date") which is at least 180 days prior to the end of the Initial Term or the previous Extension Period, as applicable; provided, however, that it shall be a condition precedent to the extension of the Term for each Extension Period that there shall not then exist any Event of Default as of the Extension Option Date. Tenant's election not to exercise an option shall thereby terminate all subsequent Extension Options. Upon proper exercise of the Extension Option and upon request of Tenant, the parties shall execute and record, at the expense of Tenant, a memorandum, reasonably acceptable to Landlord, evidencing the exercise thereof and setting forth the expiration date of the extension period. No affirmative act of Landlord shall be required to effect the extension of the Lease Term.
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                                    ARTICLE 3
                                      RENT

         3.1 Payment of Base Rent. Tenant shall pay Base Rent during the term of this Ground Lease to Landlord as follows:

                  (a) Base Rent. Base Rent shall be payable at the rate of Two Thousand Five Hundred Dollars ($2,500) per month for the first eight months of the Term. For the next 12 months thereafter (the "First Full Year") thereafter, Base Rent shall be payable at the rate of Four Thousand Dollars ($4,000) per month. The rent shall be increased by 2.5% above the previous year's rental amount for each year thereafter on the Anniversary Date of the commencement of the First Full Year.

                  (b) Renewal Rent. Annual Base Rent for the First Extension Period and the Second Extension Period will be increased to equal 10% of the fair market value of the Premises as of the commencement of the First Extension Period and as of the commencement of the Second Extension Period, respectively, as determined by an appraiser mutually acceptable to Landlord and Tenant, the cost of which shall be shared by Landlord and Tenant. The determination of fair market value of the Premises shall be made no later than one (1) month following the commencement of the applicable Extension Period. However, if the parties do not agree on the fair market value selected by the appraiser, each party will select an appraiser to represent them and the two appraisers will select a third appraiser as an arbitrator. The third appraiser will determine the fair market value and consequently, the annual Base Rent. The fees and expenses of the first appraiser appointed solely by Tenant shall be paid by Tenant and the fees of appraiser selected by Landlord shall be paid by Landlord. The fee and expenses of the third appraiser will be shared by Landlord and Tenant. Notwithstanding anything to the contrary contained herein, the annual Base Rent for the first year of each Extension Period shall in no event be less than the Base Rent for the immediately preceding year of the term of the Lease. The annual Base Rent for all Extension Periods will increase 2.5% for each subsequent year after the first year of the applicable Extension Period.

         3.2 Manner of Payment. Base rent shall be paid to Landlord on the 1st day of each calendar month and shall be paid in legal tender, without counterclaim, set off or deduction of any kind or nature whatsoever and without demand, to Landlord at such address as Landlord may from time to time designate in writing. For any period of less than a full month for which Rent is payable, the applicable Rent shall be prorated. If the Commencement Date occurs on a date other than the first day of the applicable calendar month, then Tenant shall pay the applicable prorated Rent amount to Landlord on the Commencement Date.

         3.3 All Rent to be Net. All Rent shall be absolutely net to Landlord so that this Ground Lease shall yield to Landlord the full amount of the Rent throughout the Term without deduction or offset.

         3.4 Late Charge. In the event of the failure of Tenant to pay Base Rent or any other amounts due hereunder within five (5) days of the date such rent is due, Tenant shall be liable to Landlord for a late charge equal to five percent (5%) of the amount of the late payment in order to reimburse Landlord for Landlord's additional administrative costs as a result of such breach. In the event such amounts due hereunder are not paid within fifteen (15) days of the due date, interest will, subsequent to the expiration of such fifteen (15) day period, accrue on such unpaid amounts, at the Maximum Rate, as defined herein. Imposition of such late charge shall not abrogate or limit any rights or remedies which Landlord may otherwise have hereunder.
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                                    ARTICLE 4
                       PAYMENT OF TAXES AND OTHER CHARGES

         4.1 Payment of Impositions. Commencing on the Commencement Date and continuing for the entire Term of this Lease and any extension thereof, Tenant covenants and agrees (except as specifically otherwise provided in Sections 4.2 and 4.4 below) to pay and discharge or cause to be paid and discharged all Impositions promptly before delinquency and before any fine, interest or penalty shall be assessed by reason of its nonpayment. If the Commencement Date is a day other than the first day of a "tax" or "fiscal" year, (a "Tax Year"), all such Impositions shall be prorated such that Tenant shall be responsible only for those Impositions payable in connection with the Premises following the Commencement Date, such proration to be based on the ratio that the number of days in such fractional Tax Year bears to 365. Payment of Impositions with respect to the final Tax Year within the Term shall be similarly prorated.

         4.2 Contesting Impositions. In the event that Tenant shall desire to contest or otherwise review by appropriate legal or administrative proceeding any Imposition, Tenant shall give Landlord written notice of its intention to so contest same; after giving such notice to Landlord, Tenant shall not be in default hereunder by reason of the non-payment of such Imposition if Tenant shall have (a)obtained and furnished to the applicable taxing authority (other than Landlord) a bond or other security to the extent required by applicable law, and (b)established reserves sufficient to pay such contested Imposition and all penalties and interest that may be reasonably payable in connection therewith. Any such contest or other proceeding shall be conducted solely at Tenant's expense and free of expense to Landlord. Tenant hereby indemnifies Landlord for any claim, loss or expense associated with any such contest. Tenant shall pay the amount so determined to be due, together with all costs, expenses, interest, and penalties related thereto.

         4.3 Utilities. All water, gas, electricity, or other public utilities used upon or furnished to the Premises during the Term hereof shall be promptly paid by Tenant as billed and prior to delinquency.

         4.4 Payment by Landlord. Unless Tenant is contesting any Impositions as provided in Section 4.4 above, Landlord may, at any time after the date any Imposition is delinquent, give written notice to Tenant specifying same, and if Tenant continues to fail to pay or contest such Imposition, then at any time after ten (10) days from Tenant's receipt of such written notice, Landlord may pay the Imposition specified in said notice. Tenant covenants to reimburse and pay Landlord any amount so paid or expended in the payment of such Imposition upon demand therefor, with interest thereon at the Maximum Rate from the date of such payment by Landlord until repaid by Tenant.

                                    ARTICLE 5
                         LANDLORD REPRESENTATIONS, USE,
                  COMPLIANCE WITH LAWS, MAINTENANCE AND REPAIRS

         5.1 Use. Subject to the provisions of this Article 5, Tenant may use the Premises for the construction, maintenance and operations of a bank branch office, all other uses which are ancillary or auxiliary to such bank branch office, all uses in connection with any businesses of any affiliates of Tenant and all other uses, with the prior written consent of Landlord, which will not be unreasonably withheld.

         5.2 Estate of Landlord. Landlord represents and warrants to Tenant that Tenant has full right and lawful authority to enter into this Lease and that the Land is unencumbered by deeds of trust or mortgages and is free and clear of all other liens, exceptions, restrictions and encumbrances created or granted by Landlord except (a) those which are of record in the Official Records, or (b) those set forth on Exhibit B attached hereto and incorporated herein by reference. Landlord represents and warrants to Tenant that Landlord will defend the title to the Premises against the claims of all persons claiming by, through or under Landlord. Landlord hereby notifies Tenant, and Tenant hereby acknowledges, that there is an encroachment of a retaining wall onto the Premises from property adjacent to the Premises.

         5.3 Compliance With Laws. Tenant shall comply with all Legal Requirements in the use, occupation, control and enjoyment of the Premises and in the prosecution and conduct of its business thereon. Tenant shall have the right, at its own cost and expense, to contest or review by appropriate legal or administrative proceeding the validity or legality of any such Legal Requirement, and during such contest Tenant may refrain from complying therewith provided that compliance therewith may legally be held in abeyance without subjecting Landlord to any liability, civil or criminal, of whatsoever nature for failure so to comply therewith and without the incurrence of a lien, charge or liability against the

Premises or Landlord's Estate; and provided further that all such proceedings shall be prosecuted by Tenant with due diligence.

         5.4 Maintenance. Tenant shall, during the term hereof, keep and maintain the Premises in compliance with all Legal Requirements and all appurtenances thereto in good order and repair, and shall allow no nuisance to exist or be maintained therein. Landlord shall not be obligated to make any repairs, replacements, or renewals of any kind, nature, or description whatsoever to the Premises. In addition to and without limiting the foregoing requirements, Tenant agrees to perform, at its sole expense, all maintenance of all outside areas on the Premises to Landlord's reasonable satisfaction, it being agreed that all areas on the Premises not covered by buildings or improvements shall be paved with a suitable hard surface or landscaped. In the event Tenant fails or refuses to perform its obligations under this Section 5.4, Landlord shall have the right, but not the obligation, to perform such work upon reasonable notice and to be reimbursed promptly by Tenant for the cost thereof upon billing therefor.

                                    ARTICLE 6
                    CHANGES, ALTERATIONS AND NEW CONSTRUCTION

         6.1 Notice of Completion. Upon completion of any work of Improvement upon the Premises, Tenant shall file or cause to be filed, if required by applicable law, a valid Notice of Completion in a timely fashion.

         6.2 Title to Improvements. All Improvements constructed or installed upon the Premises by Tenant at any time prior to the Lease Expiration Date shall be and thereafter remain real property, and are and shall be the property of Tenant; provided, however, that upon the Lease Expiration Date, title to all Improvements on the Premises shall vest in Landlord and the same shall become the property of Landlord. Notwithstanding anything to the contrary contained in this Section, Tenant hereby covenants and agrees to promptly execute and acknowledge (at no cost or expense to Tenant) a quitclaim deed or any other documentation reasonably required by Landlord to effectuate the provisions of this Section; Tenant's covenant to do so shall survive the Lease Expiration Date.

         6.3 No Liens on Fee. Landlord's interest in the Premises shall not be subjected to liens of any nature by reason of Tenant's construction, alteration, repair, restoration, replacement or reconstruction of any Improvements on the Premises, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, mechanics' and materialmen's liens. All persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord's credit or assets (including Landlord's interest in the Improvements constructed thereon or furnishings contained therein) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, repair, restoration, replacement or reconstruction thereof by or on behalf of Tenant. Tenant has no power, right or authority to subject Landlord's interest in the Premises to any mechanic's or materialman's lien or claim of lien.

         If any mechanics' liens or other lien or order for the payment of money shall be filed against the Premises or building(s) or improvements thereon or against Landlord by reason of, or arising out of, any labor or material furnished or alleged to have been furnished to or for Tenant at the Premises, or for or by reason of any change, alteration or addition by Tenant, then Tenant shall within thirty (30) days after the filing of any such lien cause the same to be canceled and discharged of record, by bond or otherwise, at the election and expense of Tenant, and shall defend on behalf of Landlord, at Tenant's sole cost and expense, any action, suit or proceeding which may be brought thereon or for the enforcement of such liens or orders, and Tenant shall pay any damages and discharge any judgment entered thereon and shall indemnify and hold Landlord harmless from any claim or damage resulting therefrom. If Tenant fails to keep this covenant, in addition to any other remedies available to Landlord under this Lease or otherwise, Landlord may at its option discharge such lien or order, in which event Tenant agrees to pay Landlord, on demand, the amount of the lien or order thus discharged by Landlord plus Landlord's reasonable costs, expenses and attorney's fees.

         6.4 Delivery of Possession of Premises. Tenant hereby acknowledges that the Premises shall be made available to Tenant in an "as is" condition, without any site preparation.

         6.5 Construction of Initial Improvements. Tenant shall construct on the Premises a bank branch office building not exceeding Three Thousand (3,000) square feet and such other buildings, structures and other improvements as may be necessary for the operation of a bank branch office, including, without limitation, a paved parking area (such buildings and structures and improvements are hereinafter collectively referred to as the "Initial Improvements" and, when referred to in addition to all other improvements of a similar or different nature, are together referred to as the "Improvements"), in accordance with and subject to the following terms and conditions:

                  (a) All plans and specifications for the Initial Improvements (the "Plans and Specifications") shall be submitted to Landlord by Tenant within thirty (30) days of the Effective Date hereof. Such Plans and Specifications shall be subject to the prior written approval of Landlord, which approval will not be unreasonably withheld. Such approval will be deemed to have been made if no response is received from Landlord within fifteen (15) days of the date of receipt of same by Landlord. All work to be performed by or on behalf of Tenant shall conform to the Plans and Specifications, shall be of good quality and workmanship, and shall be free of all structural defects. Tenant shall not make any material changes to the Plans and Specifications without the prior written consent of Landlord, not to be unreasonably withheld, and any such changes shall not, in any event, reduce the value of the Improvements.

                  (b) The Plans and Specifications submitted to Landlord shall (i) be in accordance with all applicable laws, rules, codes and ordinances, and (ii) specify quality of materials.

                  (c) If the Plans and Specifications, including variances requested by Tenant as part of the Plans and Specifications, are not approved by the appropriate agencies of the Metropolitan Government of Nashville and Davidson County, Tennessee within one hundred eighty (180) days of the Effective Date, despite Tenant's diligent and good faith efforts to obtain such approvals, then Tenant may terminate this Lease upon written notice to Landlord, provided that all Rent and all other amounts due Landlord under the Lease up to the date of termination are promptly paid to Landlord. If 180 days have elapsed since the submission of such Plans and Specifications without approval then Landlord may terminate this Lease upon written notice to Tenant. If Landlord has not approved the Plans and Specifications within the time period specified in 6.5 (a), then Tenant may terminate this Lease upon written notice to Landlord. Tenant agrees to submit its requisite applications(s) for approval of the Plans and Specifications by the necessary governmental entities no later than thirty (30) days after their approval by Landlord and thereafter to use diligent efforts to obtain such approvals.

                  (d) Tenant shall use its best efforts to obtain a building permit for the construction of the Improvements and shall not commence construction until a building permit and all other required permits have been obtained. Tenant shall commence construction of the Improvements within thirty
(30) days after the Commencement Date and shall diligently pursue said construction to completion.

                  (e) Tenant shall submit to Landlord, before the commencement of construction of the Improvements, the following:

                  (i) Performance and labor and material payment bonds, issued by a company reasonably satisfactory to Landlord, naming Landlord as a dual obligee;

                  (ii) A construction contract, fully executed for the construction of the Improvements with a solvent, reputable contractor for a fixed sum and with construction to be completed within a date certain;

                  (iii) A certificate or certificates of builders risk insurance in the amount of the total construction cost of the Improvements, naming Landlord as an additional insured; and

                  (iv) A copy of the building permit or other applicable permit necessary to construct the Improvements.

                  (f) Tenant shall permit Landlord and/or Landlord's duly authorized representatives and agents to enter upon the Premises and to inspect the Improvements and all materials to be used in the construction thereof to insure compliance with the Plans and Specifications and shall cooperate and cause all persons involved with the construction of the Improvements to cooperate with Landlord and/or Landlord's representatives and agents during such inspections; provided, however, Landlord shall have no obligation to make such inspections.

                  (g) Tenant shall be solely responsible for ascertaining and ensuring that the Improvements constructed or installed by Tenant have been constructed or installed in accordance with the Plans and Specifications and that the Improvements comply with all Legal Requirements, including, but not limited to, fire, health and sanitary codes and regulations and all other laws, rules, codes and regulations that relate to the construction, use or occupancy of the Improvements, whether federal, state or local. Any construction which is not in accordance with such requirements shall be remedied promptly by Tenant upon Landlord's request. Tenant shall be responsible for all liabilities arising out of its failure to construct or cause the construction of the Improvements in accordance with the Plans and Specifications or by reason of defects in materials or workmanship, and Tenant shall hold Landlord harmless from and against any such liabilities. Tenant shall indemnify and hold Landlord harmless from and against all losses, costs, damages or expenses, including reasonable attorneys' fees and court costs, arising out of or in any way connected with or related to the construction of the Improvements, and Landlord shall be entitled to recover reasonable attorneys' fees and court costs incurred in enforcing its right of indemnification hereunder. The indemnity and hold harmless provisions in this paragraph shall not be applicable to losses, costs, damages and expenses resulting from Landlord's gross negligence or willful misconduct.

                  (h) Any signs erected on the Premises must conform with the general architectural scheme of the Premises. All signs on the Premises shall comply with applicable ordinances or other governmental restrictions, and the determination of such requirements and the prompt compliance therewith shall be the responsibility of Tenant.

         6.6 Further Improvements. Following the construction of the Initial Improvements by Tenant on the Premises, Tenant shall obtain Landlord's prior written approval of any future alterations or replacements of such improvements which constitute a material change from the Plans and Specifications and which materially affect the exterior of the improvements, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant's construction under this Section shall be subject to all conditions set forth in Section 6.5. Notwithstanding anything to the contrary contained herein, it shall not be unreasonable for Landlord to withhold its consent to any future alterations or replacements which materially and substantially reduce the value of the Improvements; provided, however, that Tenant shall not receive and shall not be entitled to any reimbursement from Landlord for expenditures made with respect to such improvements and, provided further, that, when finished, any substitution or replacement shall have a value equal to or greater than any building or other improvement which was demolished to permit such substitution or replacement.

         6.7 Due Diligence Period. Tenant's obligations under this Lease are subject to and contingent upon the determination by Tenant that the Premises are satisfactory for the use and purposes intended by Tenant. Tenant shall have forty-five (45) days after the Effective Date of this Lease (the "Due Diligence Period") to make such determination with respect to the Premises and to give written notice to Landlord if Tenant shall determine that the Premises are not satisfactory for the use and purposes intended by Tenant. Upon the giving of such written notice that the Premises are not satisfactory, this Lease shall terminate and be of no further force or effect, and neither Landlord nor Tenant shall have any further rights or obligations hereunder. If Tenant fails to give written notice on or prior to the date of expiration of the Due Diligence Period, then such conditions shall be deemed to have been waived by Tenant.

         Landlord's obligations under this Lease are also subject to Tenant's delivery to Landlord within fifteen (15) days of the Effective Date, and Landlord's subsequent review and approval of Tenant's 10Q report for the Third Quarter of 2000.

         If Landlord does not respond in regard to Tenant's financial statements within fifteen (15) days of delivery and receipt of same to Landlord, then Landlord shall be deemed to have approved such financial statements. If Tenant's financial statements are not satisfactory to Landlord, in Landlord's reasonable judgment, Landlord may, within such fifteen (15) day period, give written notice to Tenant that Tenant's financial statements are not satisfactory and this lease shall terminate as of the date of such notice, and be of no further force or effect, and neither Landlord nor Tenant shall have any further rights or obligations hereunder.

         6.8 Inspection by Landlord. Landlord and/or Landlord's duly authorized agents shall have the right to enter the Premises at all reasonable hours for the purpose of (i) inspecting same, (ii) performing obligations of Landlord under this Lease, (iii) performing obligations of Tenant hereunder which Tenant may neglect or refuse to perform, (iv) showing the Premises to persons wishing to purchase Landlord's interest therein, and (v) showing the Premises to prospective tenants if Tenant does not exercise any Extension Option. The provisions contained in this section shall not impose on

Landlord any of Tenant's obligations under this Lease, nor shall they create any liability of Landlord by virtue of Landlord's having inspected the Premises.

         6.9 Removal of House. Prior to the Commencement Date hereof, Landlord shall have the right to move the existing house from the Premises at the cost of Landlord. Landlord shall indemnify Tenant against any liens or other charges on the Premises arising from Landlord's removal of said house. If said house is not removed by the Commencement Date, Tenant may demolish said house as part of constructing the Improvements, at Tenant's cost and expense.

                                    ARTICLE 7
                              ENVIRONMENTAL MATTERS

         7.1 Environmental Compliance. Tenant shall at all times during the Term of this Lease comply with applicable Environmental Laws affecting the Premises. Tenant shall at its own expense maintain in effect any permits, license or other governmental approvals relating to Hazardous Substances, if any, required for Tenant's use, and cause each Subtenant, if any, to maintain in effect any such permits, license or other governmental approvals, if any, required for such Subtenant's use of the Premises. Tenant shall make all disclosures required of Tenant by any such Environmental Laws, and shall comply with all orders, with respect to Tenant's and its employees', agents', contractors' and invitees' use of the Premises, issued by any governmental authority having jurisdiction over the Premises and take all action required by such governmental authorities to bring Tenant's and its employees', agents', contractors' and invitees' activities on the Premises into compliance with all Environmental Laws affecting the Premises.

         7.2 Notices. If at any time Tenant or Landlord shall become aware, or have reasonable cause to believe, that any actionable level of Hazardous Substance has been released or has otherwise come to be located on or beneath the Premises, such party shall immediately upon discovering the release or the presence or suspected presence of the Hazardous Substance, give written notice of that condition to the other party. In addition, the party first learning of the release or presence of an actionable level of Hazardous Substance on or beneath the Premises, shall immediately notify the other party in writing of:
(i) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed, or threatened pursuant to any Environmental Laws;
(ii) any claim made or threatened by any person against Landlord, Tenant or the Premises arising out of or resulting from any actionable level of Hazardous Substances; and (iii) any reports made to any local, state, or federal environmental agency arising out of or in connection with any actionable level of Hazardous Substance.

         7.3      Indemnity.

                  (a) By Landlord. Landlord shall indemnify, defend (by counsel acceptable to Tenant), protect, and hold harmless Tenant, Tenant's Affiliates and their respective partners, members, shareholders, trustees, beneficiaries, officers, directors, employees, attorneys, agents, heirs, representatives, successors and assigns ("Tenant Indemnified Parties"), from any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, costs, or expenses (including reasonable attorneys', consultants', and expert fees) (collectively, "Claims") arising from or caused in whole or in part, directly or indirectly, by the presence in, on, under, or about the Land, or any discharge or release in or from the Land of any Hazardous Substance, to the extent that any such presence, discharge, or release is caused by Landlord's activities or the activities of any of Landlord's employees, agents, contractors or invitees.

                  (b) Tenant. Tenant shall indemnify, defend (by counsel acceptable to Landlord), protect, and hold harmless Landlord, Landlord's Affiliates and their respective commissioners, directors, trustees, beneficiaries, officers, directors, employees, attorneys, agents, successors and assigns ("Landlord Indemnified Parties"), from and against any and all Claims arising from or caused in whole or in part, directly or indirectly, by the presence in, on, under, or about the Premises or any discharge or release in or from the Premises of any Hazardous Substance, to the extent that any such presence, discharge, or release is caused by Tenant's activities, or the activities of any of Tenant's Subtenants, employees, agents, contractors or invitees.

                  (c) Costs Included; Survival. The indemnity obligations created hereunder shall include, without limitation, whether foreseeable or unforeseeable, any and all costs incurred in connection with any site investigation, and any and all costs for repair, cleanup, detoxification or decontamination, or other remedial action of the Premises. The obligations of the parties hereunder shall survive the expiration or earlier termination of this Lease.

         7.4 Environmental Laws. As used herein, the term "Environmental Laws means all federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, now or hereafter in effect, relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C Section 2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C Section 1801, et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act of 1977, 33 U.S.C Section 1251 et seq., the Tennessee Hazardous Waste Management Act of 1977, T.C.A Section 68-212-101 et seq., the Tennessee Hazardous Waste Management Act of 1983, T.C.A Section 68-212-201 et seq., and any rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance now or hereafter in effect that relates to public health or safety, to the discharge, emission or disposal of Hazardous Substances in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Substances, to exposure to Hazardous Substances or to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

                                    ARTICLE 8
                                    INSURANCE

         8.1 All Risk Insurance. Tenant, at its sole cost and expense, shall upon substantial completion of any Improvement and throughout the entire Term keep the Improvements located on the Premises insured against loss or damage by fire, windstorm, tornado, hail, water damage, lightning, vandalism, malicious mischief and against loss or damage by such other, further and additional risks as now are or hereafter may be embraced by the standard "all risk" forms or endorsements, and any coverage available under the so-called "installation floater", in each case in the full amount of the replacement cost of the Improvements.

         8.2 Liability Insurance. Tenant, at its sole cost and expense, shall throughout the entire Term procure and maintain commercial general liability insurance against claims for bodily injury, death or property damage occurring upon, in or about the Premises, including the public areas adjacent thereto, including, explosion, collapse and underground coverage, such insurance to afford immediate protection at the Commencement Date for not less than $1,000,000 per person, $3,000,000 per occurrence and $1,000,000 with respect to property damage.

         8.3 Builder's Risk Insurance. During the construction of any Improvements the insurance required by Section 8.1 shall, as to such Improvements which are part of the Insured Property, be in the form commonly known as ""Builder's Risk on an ""all risk basis including without limitation coverage against fire, lightning, wind damage, hail, earthquake. The policy shall be secured and maintained by Tenant for the full replacement cost of the Improvements.

         8.4 Workmen's Compensation Insurance. Tenant, at its sole cost and expense, shall throughout the entire Term procure and maintain workmen's compensation insurance as required by applicable law.

         8.5 Named Insureds. All policies of insurance required under Sections 8.1, 8.2, 8.3 and 8.4 to be furnished under this Lease shall include as named insured Tenant, and Landlord as an additional insured as their interests may appear.

                                    ARTICLE 9
                              DAMAGE OR DESTRUCTION

         9.1 Damage. If, during the Term, there occurs any material damage to or destruction of the Premises or any part thereof resulting from any cause whatsoever, Tenant shall give prompt notice thereof to Landlord, Landlord's Mortgagee, if applicable, and the Tenant Mortgagee, and Tenant shall immediately take such action as is reasonably necessary to assure that neither the Premises nor the Improvements constitutes a nuisance or otherwise presents a health or safety hazard, such work to be accomplished at Tenant's sole cost and expense. The foregoing obligation shall not be contingent upon the availability of any Insurance Proceeds; however, Tenant shall be reimbursed out of the Insurance Proceeds for such work to the extent available.

         9.2 Cancellation. If during the last two (2) Lease Years of the original term or the last one (1) Lease Year of any renewal term, 50% or more of the Premises shall be materially damaged, Tenant may terminate this Lease within sixty (60) days after such damage provided that (i) the damaged buildings and all refuse are removed from the Premises at Tenant's expense within 30 days of termination of Lease and (ii) the insurance proceeds received as a result of such damage (that are attributable to the Improvements) are paid by Tenant to Landlord, less any amounts expenses by Tenant in foregoing clause (i).

         9.3 Restoration. In the event of any damage or destruction of any Improvements, and if this Lease is not terminated as provided in Section 9.2 above, Tenant shall, subject to the terms of any Permitted Mortgage, promptly proceed with the repair or restoration of the damaged Premises, and once commenced such restoration shall be diligently prosecuted to completion. Landlord agrees to make available to Tenant any Insurance Proceeds (subject to the rights of any Mortgagee) payable to Landlord attributable and to be used for the restoration and repair of the Premises as herein provided.

         9.4 Insurance Proceeds. All Insurance Proceeds shall be collected, held and disbursed in accordance with the terms of the applicable Permitted Mortgage. All Insurance Proceeds payable as a result of any damage or destruction which are to be used by Tenant for such repairs and restoration shall be payable to Tenant and used by Tenant to the extent necessary for payment of the cost of repairs and restoration required hereby. Any unused proceeds may be retained by Tenant (subject to the requirements of the applicable Permitted Mortgage).

                                   ARTICLE 10
                                 EMINENT DOMAIN

         10.1 Total Taking. If the whole or substantially all of the Premises shall be taken for a public or quasi-public use by the exercise of the power of eminent domain or by purchase under threat of condemnation by any governmental agency, this Lease shall terminate in its entirety on the date the condemning authority actually consummates such taking of the Premises, and the Rent required to be paid by Tenant hereunder shall be appropriately prorated and paid to such date of taking or reduced as provided hereinbelow. In the event of any such taking, Landlord and Tenant shall together make one claim for an award for their combined interests in the Premises including an award for severance damages if less than the whole shall be so taken. If the whole or substantially all of the Premises shall be so taken, then the Condemnation Proceeds shall be distributed to Tenant (subject to the rights of the applicable Mortgagee under its Permitted Mortgage) to the extent that it is attributable to Tenant's personal property or the Improvements (or that of its invitees, agents or Subtenants) and to Landlord to the extent that it is attributable to the Landlord's Estate.

         10.2 Partial Taking. If less than substantially all of the Premises shall be taken for any public or quasi-public use under the power of eminent domain or by purchase under threat of condemnation by any governmental agency, or if any appurtenances of the Premises or any vaults or areas outside the boundaries of the Premises or rights in, under or above the streets adjoining the Premises or the rights and benefits of light, air or access from or to such streets, shall be so taken, or the grade of any such streets shall be changed, in any such case in a manner that the remaining portion of the Premises can be adapted and economically operated for the purposes and in substantially the same manner as it was operated prior thereto in Tenant's good faith business judgment, Tenant shall give prompt notice thereof to Landlord, this Lease shall continue in full force and effect and Base Rent shall be equitably reduced by an amount which bears the same ratio to the Basic Rent payable immediately prior to such taking as to the value of the Land after taking bears to fair market value of Land immediately prior to such taking. Tenant shall proceed, with reasonable diligence, to perform any necessary repairs and to restore the Premises to an economically viable unit in strict accordance with all Legal Requirements, and as nearly as possible to the condition the Premises was in immediately prior to such taking. The Condemnation Proceeds shall be paid to Tenant or as Tenant may direct (subject to the rights of any Mortgagee) as the restoration of the Premises progresses, to pay or reimburse Tenant for the cost of such restoration in the event Tenant's award is insufficient. Any portion of the Condemnation Proceeds not so used for such restoration shall be paid to Tenant (subject to the rights of any Mortgagee) to the extent that it is attributable to Tenant's personal property or the Improvements (or that of its invitees, agents or Subtenants) and to Landlord to the extent that it is attributable to the Landlord's Estate.

         10.3 Proceedings. In any condemnation proceeding affecting the Premises which may affect Landlord's Estate and Tenant's Estate, both parties shall have the right to appear in and defend against such action as they deem proper in accordance with their own interests. To the extent possible, the parties shall cooperate to maximize the Condemnation Proceeds payable by reason of the condemnation. Issues between Landlord and Tenant required to be resolved pursuant to this Article shall be joined in any such condemnation proceeding to the extent permissible under then applicable procedural rules of such court of law or equity for the purpose of avoiding multiplicity of actions and minimizing the expenses of the parties.

                                   ARTICLE 11
                                     DEFAULT

         11.1 Events of Default. A breach of this Lease by Tenant shall exist if any of the following events (individually an "Event of Default" and collectively "Events of Default") shall occur:

                  (a)      Tenant shall have failed to pay Base Rent within five
(5) days of when due after Tenant receives notice from Landlord of Tenant's failure to pay Base Rent; or

                  (b)      Tenant shall have failed to pay Base Rent within five
(5) days when due, at any time during a calendar year in which Tenant has already received two notices of its failure to pay Base Rent; or

                  (c) Tenant shall have failed to pay any other charge, Imposition or any obligation of Tenant requiring the payment of money under the terms of this Lease (other than the payment of Rent) within fifteen (15) days after written notice from Landlord; or

                  (d) Tenant shall have failed to perform any term, covenant, or condition of this Lease to be performed by Tenant, except those requiring the payment of money, and Tenant shall have failed to cure same within thirty (30) days after written notice from Landlord, delivered in accordance with the provisions of this Lease, where such failure could reasonably be cured within said thirty (30) day period (subject to the occurrence of a Force Majeure Event); provided, however, that where such failure could not reasonably be cured within said thirty (30) day period, that Tenant shall not be in default unless it has failed to promptly commence and thereafter be continuing to make diligent and reasonable efforts to cure such failure as soon as practicable and in no event later than ninety (90) days (subject to extension based on the occurrence of a Force Majeure Event as provided in Section 19.3).

                  (e) Abandonment of the Premises, Improvements or of the leasehold estate, except in accordance with Article 12 hereof; or

                  (f) The subjection of any right or interest of Tenant under this Lease to attachment, execution, or other levy, or to seizure under legal process, if not released or appropriately bonded within sixty (60) days after receipt of written notice by Landlord; or

                  (g) The appointment of a receiver to take possession of the Premises and/or Improvements or of Tenant's Estate or of Tenant's operations for any reason if not discharged within sixty (60) days of such appointment, including but not limited to, assignment for the benefit of creditors or voluntary or involuntary bankruptcy proceedings; or

                  (h) An assignment by Tenant for the benefit of creditors or the filing of a voluntary or involuntary petition by or against Tenant under any law for the purpose of adjudicating Tenant as bankrupt; or for extending time for payment, adjustment or satisfaction of Tenant's liabilities to creditors generally; or for reorganization, dissolution, or arrangement on account of or to prevent bankruptcy or insolvency; unless the assignment or proceeding, and all consequent orders, adjudications, custodies, and supervisions are dismissed, vacated, or otherwise permanently stayed or terminated within sixty (60) days after the assignment, filing, or other initial event.

         11.2 Notice to Certain Persons. Landlord shall, before pursuing any remedy, give notice of any Event of Default to Tenant, to all Mortgagees whose names and mailing addresses were previously given to Landlord in the manner provided in this Lease. In addition, Landlord shall use its reasonable good faith efforts to give such notice to all Subtenants who have requested the same. Each notice of an Event of Default shall specify the Event of Default and shall describe any damage resulting from any such act.

         11.3 Landlord's Remedies. If any Event of Default by Tenant shall continue uncured, following notice of default as required by this Lease, for the period applicable to the default under the applicable provision of this Lease, Landlord shall have the following remedies in addition to all other rights and remedies provided by law or equity, to which Landlord may resort cumulatively or in the alternative:

                  (a) Termination. Landlord may at its election terminate this Lease by giving Tenant written notice of termination. On the giving of the notice, all of Tenant's rights in the Premises and in the Improvements shall terminate. Promptly after notice of termination, Tenant shall surrender and vacate the Premises and the Improvements in broom-clean condition, and Landlord may reenter and take possession of the Premises and the Improvements and eject all parties in possession or eject some and not others or eject none; provided that no Subtenant provided with a Nondisturbance Agreement shall be ejected. Termination shall not relieve Tenant from the payment of any sums then due to Landlord hereunder plus interest thereon from the date due at the Maximum Rate, or from any claim for damages previously accrued or then accruing against Tenant up to the date of termination.

                  (b) Landlord may re-enter and take possession of the Premises and Improvements without terminating this Lease, and sublease in their entirety the same for the account of Tenant, holding Tenant liable for the difference in the rents and other amounts actually paid by such subtenant in such subletting and the rents and other amounts payable by Tenant hereunder.

                  (c) Damages. Should this Lease be terminated by Landlord pursuant to any provision hereof, Landlord shall be entitled to damages in the following aggregate sums: all amounts due under the Lease at the time of termination; all amounts that would have fallen due under the Lease between the time of termination of this Lease and the time of the claim, judgment, or other award, less the proceeds of all relettings and attornments, plus interest on the balance.

         11.4 Cumulative Remedies. The remedies given to Landlord herein shall not be exclusive but shall be cumulative with and in addition to all remedies now or hereafter allowed by law and elsewhere provided in this Lease.

         11.5 Waiver of Breach. No waiver by a party of any default by the other shall constitute a waiver of any other breach or default by the other, whether of the same or any other covenant or condition.

         11.6 Tenant Remedies. In the event Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice thereof), then in that event Landlord shall be liable to Tenant for any and all actual damages sustained by Tenant as a result of Landlord's breach.

                                   ARTICLE 12
                            SURRENDER OF THE PREMISES

         On the Lease Expiration Date or earlier termination of this Lease pursuant to the provisions hereof, Tenant shall quit and surrender the Premises to Landlord without delay, free from all liens thereon and in good order, condition and repair, ordinary wear and tear excepted (and damage and destruction or condemnation if this Lease is terminated pursuant to either
Article 9 or 10). Such surrender of the Premises shall be accomplished without the necessity for any payment therefor by Landlord. Upon such event, title to the Improvements shall automatically vest in Landlord without the execution of any further instrument; provided, however, Tenant covenants and agrees, upon either such event, to execute (at no cost or expense to Tenant) such appropriate documentation as may be reasonably requested by Landlord to transfer title to the Improvements to Landlord.

         It is agreed that at the termination of this Lease, Tenant may remove any movable personal property which Tenant has placed on the Premises, except any property, which has been attached to the Premises in such a manner as to become a fixture (other than Tenant's trade fixtures); provided, however, that Tenant shall repair, at its sole cost, any damage to the Premises that results from Tenant's removal of its personal property and trade fixtures. Tenant's obligations to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. If Tenant shall default in so surrendering the Demised Premises, Tenant's occupancy subsequent to such expiration or termination, whether or not with the consent or acquiescence of Landlord, shall be deemed to be a tenancy-at-will and in no event for month-to-month or year-to-year, and it shall be subject to all the terms, covenants and conditions of this Lease applicable thereto. No extension or renewal of this Lease shall be deemed to have occurred by such holding over.

                                   ARTICLE 13
                PERMITTED SUBLEASES, ENCUMBRANCES AND ASSIGNMENTS

         13.1 Tenant's Right to Sublease. Upon obtaining prior written consent of Landlord, which consent shall not be unreasonably withheld, Tenant may sub-ground lease or sub-space lease portions of the Improvements during the Term of this Lease pursuant to Subleases with Subtenants who will occupy all or any portion of the Premises for the conduct of business consistent with the uses permitted herein, subject to the requirements set forth in this Article 13. Provided, however, it is specifically agreed by and between the parties that in the event an assignment or subletting of the Premises results in an increase of the rental payments then said increase shall be paid to Landlord.

         13.2 Required Sublease Terms. Each Sublease shall incorporate the terms, conditions and covenants set forth in, and state that it is subject and subordinate to this Lease and to any extension, modifications or amendments of, this Lease.

         13.3 Tenant's Right to Mortgage. The Tenant may mortgage its interest in this Lease provided Tenant has no right to encumber Landlord's fee interest in the Land, and provided Tenant complies with Article 16 hereof relating to Mortgages.

         13.4 Tenant's Rights to Assign.Tenant may assign its rights to the lease with the prior written consent of the Landlord, which will not be unreasonably withheld. Provided however, Tenant may assign to affiliated companies without the consent of Landlord.

         13.5 Meaning of the Terms "Assign" or "Assignment". The term "assign," as used in this Article 13, shall include (a) an assignment of a part interest in this Lease, as well as any assignment from one co-tenant to another, and (b) an assignment to any prior owner of Tenant's interest in this Lease or any part thereof.

         13.6 Subleases. Any subleases of the Premises, whether approved by Landlord or not, shall not survive the termination of this Lease or thereafter be binding upon Landlord unless (i) a subordination, nondisturbance and attornment agreement is entered into between Landlord and a subtenant or (iii) Landlord otherwise agrees in writing to the continuation of such sublease.

                                   ARTICLE 14
                        TENANT'S RIGHT OF FIRST REFUSAL

         If, during the Term of this Lease, including any Extension Period, Landlord receives a bona fide written offer from a third party for the purchase of the Land, which offer the Landlord desires to accept, the Landlord shall give written notice to the Tenant of such offer, such notice to provide the identity of the third party and a true and exact copy of the third party's written offer reflecting the offered price and all material terms and conditions of the offer. Provided that Tenant is not at the time in default under this Lease, Tenant shall have the right (but shall not be obligated) for a period of ten (10) days from the receipt of such notice of the third party's offer to notify the Landlord in writing that it elects to purchase the Land, or portion thereof, under the same terms and conditions and for the same price as contained in the third party's offer, in which case the Land shall be purchased by and sold to Tenant in accordance with such terms and conditions and for such purchase price (the "Right of First Refusal"). In the event Tenant does not exercise its right to elect to purchase the Land within said time limit, then the offer shall be deemed to have been declined by Tenant and the Landlord shall be free to sell the Land to said third party in accordance with the terms and conditions and for the purchase price as set forth in such offer, subject to the terms and provisions of this Lease, including without limitation right of first refusal set forth in this Section, all of which shall remain in full force and effect for the remainder of the term of this Lease, including any Extension Period.

                                   ARTICLE 15
                                     NOTICES

         Any notice, approval, demand or other communication required or desired to be given pursuant to this Lease shall be in writing and shall be personally served (including by means of professional messenger service or air express service using receipts) or in lieu of personal service, deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, and unless sooner received, each notice shall be deemed received seventy-two (72) hours after same shall have been so deposited in the United States mail addressed as set forth below:


                  If to Landlord:  Lois Bullock Tucker
                                   c/o Suzanne Gentry
                                   5890 Willshire Drive
                                   Nashville, Tennessee 37215

                  If to Tenant:    Pinnacle National Bank
                                   c/o Robert McCabe
                                   211 Commerce Street, Suite 300
                                   Nashville, TN  37201

Either Landlord or Tenant may change its respective address by giving written notice to the other in accordance with the provisions of this Section.

                                   ARTICLE 16
                       MORTGAGES AND ESTOPPEL CERTIFICATES

         16.1     Mortgages of Landlord's Interest, Subordination and
Non-Disturbance.

                  (a) Subject to the provisions of Section 16.2 hereof, Tenant hereby subordinates all of its right, title and interest in and under this Lease to the lien of any deed of trust or deeds of trust, mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises and the fee simple interest of Landlord therein, provided the mortgagee(s) named in said mortgage(s) shall agree in a nondisturbance agreement to not disturb Tenant's possession and rights hereunder in the event of foreclosure, so long as Tenant is not in default hereunder.

                  (b) Tenant agrees to give to any lender of Landlord ("Landlord Mortgagee"), by certified mail, a copy of any notice of default served upon Landlord, provided that prior to such notice, Tenant has been notified in writing (by the way of notice of assignment of rents and leases, or otherwise) of the address of such lender. Tenant further agrees that if Landlord fails to cure such default, then the Landlord Mortgagee shall have the right to cure any such default within a period of thirty (30) days after receipt of notice; or, if such default cannot be cured within that time, then such additional time as may be necessary if within such period of time the Landlord Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                  (c) In the event any person or entity succeeds to the interest of Landlord in the Premises, Tenant shall attorn to such new person or entity as lessor hereunder, subject to the terms and provisions hereof.

                  (d) Tenant shall execute, upon request, a subordination, nondisturbance, and attornment agreement in form and substance reasonably satisfactory to Landlord and as is reasonably necessary to carry out the intent and purpose of this subsection 16.1.

         16.2 Mortgages of Tenant's Interest. Tenant is hereby given the right by Landlord in addition to any other rights herein granted, without Landlord's prior written consent, to mortgage its interest in this Lease, or any part or parts thereof, and assign this Lease, or any part or parts thereof, and any sublease(s) as collateral security for such mortgage(s), upon the condition that all rights acquired under such mortgage(s) shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease and to all rights and interests of Landlord herein, none of which covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given so to mortgage such interest in this Lease, except as expressly provided herein. If Tenant shall mortgage this leasehold, or any part or parts thereof, and if the holder(s) of such mortgage(s) shall ("Tenant Mortgagee(s)"), within thirty (30) days of its execution, send to Landlord a true copy thereof, together with written notice specifying the name and address of the Tenant Mortgagee and the pertinent recording date with respect to such mortgage(s), Landlord agrees that, so long as any such leasehold mortgage(s) shall remain unsatisfied of record or until written notice of satisfaction is given by the holder(s) to Landlord, the following provisions shall apply:

                  (a) There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior written consent in writing of the Tenant Mortgagee(s).

                  (b) Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the Tenant Mortgagee(s). The Tenant Mortgagee(s) shall thereupon have the same period, after service of such notice upon it, to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of such Tenant Mortgagee(s) as if the same had been performed by Tenant.

                  (c) Anything herein contained notwithstanding, while such leasehold mortgage(s) remains unsatisfied of record, or until written notice of satisfaction is given by the holder(s) to Landlord, if any default shall occur which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if, before the expiration of ten (10) days from the date of service of notice of termination upon such leasehold mortgagee(s), such leasehold mortgagee(s) shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all Rent and other payments herein provided for, and then in default, and shall have complied or shall commence the work of complying with all of the other requirements of this Lease, if any are then in default, and shall prosecute the same to completion with reasonable diligence, then in such event Landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect.

                  (d) Landlord agrees that, in the event of termination of this Lease by reason of any default by Tenant, Landlord will enter into a new lease of the Premises with the Tenant Mortgagee(s) or its nominee(s), for the remainder of the Term, effective as of the date of such termination, at the Base Rent and upon the terms, provisions, covenants and agreements as herein contained and subject only to the same conditions of title as this Lease is subject to on the date of the execution hereof, and to the rights, if any, of any parties then in possession of any part of the Premises, provided:

                           (i) Said Tenant Mortgagee(s) or its nominee(s) shall make written request upon Landlord for such new lease within fifteen (15) days after the date of such termination and such written request is accompanied by payment to Landlord of (i) sums then due Landlord under this Lease; (ii) a written, enforceable, agreement by which Leasehold Mortgagee agrees to be bound by the terms, provisions, and conditions hereof, in form reasonably satisfactory to Landlord; and
         (iii) if Leasehold Mortgagee is not an individual, a certified resolution of the owners or managing board, partners, or members of such Leasehold Mortgagee.

                           (ii) Said Tenant Mortgagee(s) or its nominee(s) shall pay to Landlord, at the time of the execution and delivery of said new lease, any and all sums which would at the time of the execution and delivery thereof be due pursuant to this Lease but for such termination, and in addition thereto, any expenses, including reasonable attorneys' fees, to which Landlord shall have been subjected by reason of such default.

                           (iii) Said mortgagee(s) or its nominee(s) shall perform and observe all covenants herein contained to be performed on Tenant's part and shall further remedy any other conditions which Tenant under the terminated lease was obligated to perform under the terms of this Lease.

                           (iv) Such new lease shall be expressly made subject to the rights, if any, of Landlord under the terminated lease.

                           (v) Tenant under such new lease shall have the same right, title and interest in and to the buildings and improvements on the Demised Premises as Tenant had under the terminated lease.

                  (e) The proceeds from any insurance policies or arising from a condemnation are to be held by any leasehold mortgagee(s) and distributed pursuant to the provisions of this Lease, but the leasehold mortgagee(s) may reserve its rights to apply to the mortgage debt all, or any part, of Tenant's share of such proceeds pursuant to such mortgage(s).

                  (f) Landlord shall, upon request, execute, acknowledge and deliver to each leasehold mortgagee(s) an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such leasehold mortgagee(s), between Landlord, Tenant and Tenant Mortgagee(s), agreeing to all of the provisions of this Section 16.2, but no further or otherwise.

         16.3 Estoppel Certificate. At any time and from time to time, but not less than twenty (20) days subsequent to the receipt of a written request by either of them from the other, Landlord and Tenant agree to execute, acknowledge and deliver to the requesting party a statement in writing certifying (i) that this Lease is unmodified and is in full force and effect (or if there have been such modifications, that the same is in full force and effect as modified, and stating the modification), (ii) the date to which the Base Rent and other changes have been paid; and (iii) that no notice has been received of any Default which has not been cured and, to the best of its knowledge and belief, no Default exists (or, if there has been notice or a Default exists, a description of same). It is intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser of the fee, any mortgagee or assignee of any mortgage upon the fee or leasehold interest in the Demised Premises, or any assignee of Tenant if such assignment is approved by Landlord as otherwise herein allowed.

                                   ARTICLE 17
                         ENFORCEMENT AND ATTORNEYS' FEES

         In any proceeding or controversy associated with or arising out of this Lease or a claimed or actual breach hereof, the prevailing party shall be entitled to recover from the other party as a part of the prevailing party's costs, such party's actual attorneys', appraiser's and other professionals' fees and court costs. The award for legal expenses shall not be computed in accordance with any court schedule, but shall be as necessary to fully reimburse all attorneys' and other professionals' fees and other expenses actually incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate the prevailing party for all the attorneys' and other professionals' fees and other expenses paid in good faith.

                                   ARTICLE 18
                                 QUIET ENJOYMENT

         Landlord covenants that, provided no Event of Default has occurred under the terms of the Lease and has continued beyond all applicable cure periods set forth in this Lease. Tenant shall have quiet and peaceful possession of the Premises as against Landlord and any person claiming the same by, through or under Landlord. Landlord represents and warrants that the land is not encumbered by any liens of mortgages or deeds of trust.

                                   ARTICLE 19
                                     GENERAL

         19.1 Captions. The captions used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

         19.2 Counterparts. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument.

         19.3 Time of Essence. Time is of the essence for the performance of each covenant and term of this Lease. Notwithstanding the foregoing, any non-monetary obligation of Tenant or Landlord which cannot be satisfied due to war, strikes, or acts of God, as the case may be (each, a "Force Majeure Event"), shall be excused until the cessation of such Force Majeure Event. In addition, all dates for the performance of any of Tenant's obligations hereunder, shall be automatically extended on a day for day basis in the event of any act of Landlord in violation of this Lease which actually delays Tenant's performance, as hereinabove set forth in this Lease, or in the event Landlord's approval is required and has not been obtained within the requisite time periods set forth herein provided that (a)Tenant has previously notified Landlord of such fact in writing and Landlord has not cured the cause of such delay within three (3) days of the receipt of said notice and (b) in no event shall any Force Majeure Event excuse any obligation for longer than a 24 month period from the occurrence of such Force Majeure Event.

         19.4 Severability. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

         19.5 Interpretation. This Lease shall be construed and enforced in accordance with the laws of the State of Tennessee. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture or other entity, and the singular includes the plural.

         19.6 Successors and Assigns. The covenants and agreements contained in this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted heirs, successors, and assigns (to the extent this Lease is assignable).

         19.7 Waivers. The waiver of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

         19.8 Remedies. All remedies herein conferred shall be deemed cumulative and no one remedy shall be exclusive of any other remedy herein conferred or created by law.

         19.9 Good Faith. Except where a party hereto is specifically permitted to act in its sole and absolute discretion, each party hereto agrees to act reasonably and in good faith with respect to the performance and fulfillment of the terms of each and every covenant and condition contained in this Lease.

         19.10 No Partnership. The parties hereto agree that nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, or association between Landlord and Tenant, or cause either party to be responsible in any way for the debts or obligations of the other party, and neither the method of computing Rent nor any other provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         19.11 Integration. This Lease, and the Exhibits and addendums, if any, attached hereto, constitute the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. All prior negotiations and agreements between Landlord and Tenant with respect to the subject matter hereof are superseded by this Lease. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

         19.12 Commissions. Pursuant to a separate agreement, Landlord has agreed to pay the Edwin B. Raskin Company a commission in connection herewith and Edwin B. Raskin Company has agreed that sixty-six and 2/3 percent of such commission shall be paid by Edwin B. Raskin Company to Eakin Properties, LLC.

         19.13 Survival. Notwithstanding anything to the contrary contained in this Lease, the provisions (including, without limitation, covenants, agreements, representations, warranties, obligations, and liabilities described therein) of this Lease which from their sense and context are intended to survive the expiration or earlier termination of this Lease (whether or not such provision expressly provides as such) shall survive such expiration or earlier termination of this Lease and continue to be binding upon the applicable party.

         19.14 Limitation of Liability. Tenant agrees that it shall look only to the equity of Landlord in the Premises for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process requiring payment of money by Landlord, and no other property or assets of Landlord shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease.

         19.15 Tenant represents, warrants and covenants to Landlord as follows:

                  (a) That Tenant is a duly organized, validly existing corporation, is in good standing under the laws of the state of Tennessee, and has all corporate power and authority necessary to enter into and carry out the provisions of this Lease; and

                  (b) That Tenant shall not commit nor suffer to be committed any waste upon the Premises or any nuisance or act or thing that may disturb the quiet enjoyment of other tenants, if any, of the land adjoining the Premises.

         19.16 Counterparts. This Lease may be executed in any number of counterparts and by different parties to this Lease in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Lease.

                                       "LANDLORD"

                                       LOIS BULLOCK TUCKER



                                       By:
                                              ---------------------------------
                                       Title:
                                              ---------------------------------

                                       "TENANT"

                                       PINNACLE NATIONAL BANK



                                       By:
                                              ---------------------------------
                                       Title:
                                              ---------------------------------

Agreed to and acknowledged by:



-------------------------------------
Lois Bullock Tucker


Date:
     --------------------------------